EXHIBIT 32

CERTIFICATION OF 10-Q REPORT

OF

CROWN MEDIA HOLDINGS, INC.

FOR THE QUARTER ENDED SEPTEMBER 30, 2015

1.              The undersigned are the Chief Executive Officer and the Chief Financial Officer of Crown Media Holdings, Inc. (“Crown Media Holdings”).  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Quarterly Report on Form 10-Q of Crown Media Holdings for the quarter ended September 30, 2015.

2.              We certify to our knowledge that such Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Crown Media Holdings.

This Certification is executed as of November 2, 2015.

/s/ WILLIAM J. ABBOTT
William J. Abbott, President and
Chief Executive Officer

/s/ ANDREW ROOKE
Andrew Rooke, Chief Financial Officer